Exhibit 21.1

Subsidiaries of Southern Concepts Restaurant Group, Inc.

1.	Bourbon Brothers Holding Company, LLC, a Colorado limited liability company

2.	Bourbon Brothers Restaurant Group, LLC, a Colorado limited liability company

3.	Southern Hospitality Southern Kitchen Colorado Springs, LLC, a Colorado limited liability company

4.	SH Franchisee & Licensing Corp., a Colorado corporation

5.	Southern Hospitality Denver Holdings, LLC, a Colorado limited liability company

6.	Southern Hospitality Denver, LLC, a Colorado limited liability company

7.	Southern Hospitality Lone Tree, LLC, a Colorado limited liability company

8.	Southern Hospitality Licensing, LLC, a Colorado limited liability company

9.	Carve BBQ Glendale, LLC, a Colorado limited liability company

10.	Carve Restaurant Group, LLC, a Colorado limited liability company

Southern Concepts Restaurant Group, Inc.
Bourbon Brothers Holding Company, LLC
Bourbon Brothers Restaurant Group, LLC
Southern Hospitality Southern Kitchen Colorado Springs, LLC
51%
Carve Restaurant Group, LLC
Carve BBQ Glendale, LLC
66.075%
SH Franchisee & Licensing Corp.
Southern Hospitality Denver Holdings, LLC
Southern Hospitality Lone Tree, LLC
75%
Southern Hospitality Denver, LLC
51%
Southern Hospitality Licensing, LLC

*Entities are 100% owned unless otherwise noted